UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2018

U.S. Rare Earth Minerals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-154912	26-2797630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 South Sixth, Panaca, Nevada	89042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-920-7507

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐  Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐  Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The Board of Directors of U.S. Rare Earth Minerals, Inc., a Nevada corporation (the “Company”) and the owner of a majority of the issued and outstanding common stock have approved and consented to a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1for 30 (the “Reverse Stock Split”).

On August 13, 2018, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1.

Reason for the Reverse Stock Split

On July 30, 2018, our Board of Directors approved a reverse stock split of our issued and outstanding common stock. See Exhibit 3.1 hereto. On the same day, our majority shareholder consented to the same. Our Board of Directors did so because they determined that it is in our best interest to effectuate a reverse stock split of our issued and outstanding shares on the basis of thirty (30) shares into one (1) share. The reverse stock split may also be referred to as a decrease in the outstanding shares. The reduction in the number of outstanding shares through the reverse stock split will provide flexibility in future corporate development and may increase the per share market price of our common stock which may provide a more favorable trading market for the shares.

While a decrease in the number of shares issued and outstanding may cause an increase in the trading price of our shares, no assurance can be given that the trading price of the stock will increase after the reverse split becomes effective. The trading price of the shares may remain the same or even be less. Lower priced shares are looked upon with disfavor by the regulatory authorities. Some investors also do not invest in low priced stocks.

Our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share has one non-cumulative vote, equal participation in dividends declared by the board of directors, and any distribution of assets upon liquidation.

Holders have no preemptive right to acquire additional shares and our common stock is not subject to redemption and has no subscription or conversions rights.

Under Nevada law, a corporation may accomplish a reverse stock split without decreasing the number of authorized shares of the same class if the board of directors adopts a resolution stating the proposal to decrease the number of issued and outstanding shares of a class or series and the proposal is approved by the vote of stockholders with a majority of the voting power of the outstanding shares of the affected class or series.

No fractional shares will be issued in the reverse split. Stockholders who would be entitled to receive fractional shares will not receive cash. Instead, the number of shares evidenced by a certificate which when applying the reverse split ratio ends up with fractional shares will be rounded up to the next whole number.

Effects of the Reverse Stock Split

The Company is currently authorized to issue 300,000,000 shares of Common Stock. As a result of the one (1) for thirty (30) reverse stock split, the Company will be continue to be authorized to issue 300,000,000 shares of Common Stock. As of August 1, 2018, there were 111,336,350 shares of Common Stock outstanding. As a result of the reverse stock split, there will be approximately 3,711,211 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

As of August 1, 2018, there were 440,500 outstanding shares of the Company’s Preferred Stock. After the Reverse Stock Split, the Company’s outstanding shares of preferred stock will be 14,683 and the authorized preferred stock of 50,000,000 shares will remain unchanged. The Reverse Stock Split will not have any effect on the stated par value of the Preferred Stock.

Effective Date; Symbol; CUSIP Number

The reverse stock split becomes effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on August 27, 2018 (the “Effective Date”), whereupon the shares of common stock will begin trading on a split-adjusted basis. On the Effective Date, the Company’s trading symbol will change to “USMND” for a period of 20 business days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “USMN”. In connection with the Reverse Stock Split, the Company’s CUSIP number will change to 903410 306.

Split Adjustment; No Fractional Shares

On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the reverse stock split, divided by (ii) 30.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares

Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the reverse stock split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the reverse stock split to each requesting stockholder. We would also encourage you to call Action Stock Transfer before sending in your certificates to determine the cost of getting new, post-split certificates issued. This is not a cost or expense that will be borne by the Company nor is the Company responsible if your shares get lost while being transmitted to Action Stock Transfer.

Action Stock Transfer

2469 E. Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

(801) 274-1088 voice

(801) 274-1099 fax

State Filing

The reverse stock split was effected by the Company filing a Certificate of Change (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada on July 30, 2018. The Certificate is not effective until the Effective Date. Under Nevada law, no amendment to the Company’s Articles of Incorporation is required in connection with the reverse stock split. A copy of the Certificate is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by U.S. Rare Earth Minerals, Inc. with the Secretary of State of the State of Nevada on December 19, 2013

99.1	Press Release of U.S. Rare Earth Minerals, Inc., dated August 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.
(Registrant)

Dated: August 13, 2018	By:	/s/ D. Quincy Farber
D. Quincy Farber President and Director

August 13, 2018

	By:	/s/ Larry Bonafide
Larry Bonafide Chief Financial Officer and Director

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